UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 5, 2009

PURADYN FILTER TECHNOLOGIES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-11991	14-1708544
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2017 High Ridge Road, Boynton Beach, FL	33426
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (561) 547-9499

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 5, 2009 Puradyn Filter Technologies Incorporated filed a Certificate of Amendment to its Certificate of Incorporation increasing the number of authorized shares of its common stock from 40,000,000 shares to 50,000,000 shares effective close of business on March 25, 2009. The par value of the common stock did not change as a result of this charter amendment.

The Certificate of Amendment were adopted by our Board of Directors on January 30, 2009, and by the holders of a majority of our outstanding common stock by the written consent dated March 4, 2009, all as described in greater detail in our definitive Information Statement on Schedule C as filed with the Securities and Exchange Commission on March 4, 2009.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.4	Certificate of Amendment to the Certificate of Incorporation as filed with the State of Delaware on March 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURADYN FILTER TECHNOLOGIES INCORPORATED

Date: March 16, 2009	By:	/s/ Joseph V. Vittoria
Joseph V. Vittoria, Chairman and CEO